UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 09, 2018

SIGMABROADBAND CO.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

Georgia (State or other jurisdiction of incorporation)	333-191426 (Commission File Number)	46-1289228 (IRS Employer Identification No.)
2690 Cobb Parkway Suite A5-284 Smyrna, Georgia (Address of principal executive offices)	30080 (Zip Code)

Registrant’s telephone number, including area code (800) 545-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01	Changes in Registrant’s Certifying Accountant

Resignation of Fruci & Associates II, PLLC

On November 2, 2017, the Board of Directors of the Company was notified by its auditor, Fruci & Associates II, PLLC (Fruci & Associates), that has resigned as the Company’s auditing firm.

The Company’s Board of Directors has accepted the resignation of Fruci & Associates. No accountant’s report on the financial statements for the fiscal years ended December 31, 2015 and 2016 and the subsequent period through June 30th, 2017, contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the fiscal years ended December 31, 2015 and 2016 and the subsequent period through June 30th, 2017, there have been no reportable events (as defined in Regulation S-K 304(a)(1)(v).

On Jan 5th. 2018 the Company’s Audit Committee of the Board decided to select Sadler,Gibb & Associates LLC. as the new independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2017.

The Company provided Fruci & Associates with a copy of disclosures it is making in this Form 8-K and requested that Fruci & Associates furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.

A copy of Fruci & Associates response letter dated January 8th, 2018 is filed as Exhibit 16.1 hereto.

Item 9.01	Financial Statements and Exhibits

EX-16.1 Response Letter from Fruci & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 1/9/2018	SIGMABROADBAND CO. By: /s/ Jeffery A. Brown _____________________________ Jeffery A. Brown, President/CEO

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